                                                                   EXHIBIT 10.12

                           ASSET PURCHASE AGREEMENT

                           DATED AS OF JUNE 11, 1998

                                 BY AND BETWEEN

                                  XOOM, INC.,

                                      AND

                          REVOLUTIONARY SOFTWARE, INC.

                               TABLE OF CONTENTS
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                                                                PAGE
ARTICLE I. Definitions                                            1
           1.1  Defined Terms..................................   1

ARTICLE II. Purchase and Sale of Software Assets...............   2
           2.1  Transfer of Software Assets....................   2
           2.2  Purchase Price/ Payment Procedure..............   3
           2.3  Price Protection...............................   3
           2.4  Termination of Payment Obligations.............   4

ARTICLE III. Closing...........................................   4
           3.1  Closing........................................   4
           3.2  Deliveries.....................................   4
           3.3  Conditions to Closing..........................   5

ARTICLE IV. Representations and Warranties of Seller...........   5
           4.1  Organization...................................   5
           4.2  Authorization..................................   5
           4.3  Brokers........................................   6
           4.4  Litigation, Proceedings and Applicable Law.....   6
           4.5  No Conflict or Violation.......................   6
           4.6  Intellectual Property..........................   6
           4.7  Assets Generally...............................   8
           4.8  Products.......................................   8
           4.9  Receipt of Shares Entirely For Own Account.....   8
           4.10 Disclosure of Information......................   8

ARTICLE V. Representations and Warranties of Buyer.............   9
           5.1  Organization of Buyer..........................   9
           5.2  Authorization..................................   9
           5.3  Brokers........................................   9
           5.4  Consents and Approvals.........................   9

ARTICLE VI. Certain Covenants..................................  10
           6.1  Covenants of Both Parties......................  10
           6.2  Seller's Covenants.............................  10

ARTICLE VII. INDEMNIFICATION...................................  10
           7.1  Indemnification by the Seller..................  10
           7.2  Indemnification by Buyer.......................  11
           7.3  Notification of Claims.........................  11
           7.4  Resolution of Claims...........................  11
           7.5  Arbitration....................................  12
           7.6  Indemnification Threshold......................  12

                                       i
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
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
ARTICLE VIII. RESTRICTIONS ON XOOM COMMON SHARES...............  12
           8.1  Right of First Refusal/Transfer Restrictions...  12
           8.2  Lock-Up Agreement..............................  14

ARTICLE IX. Miscellaneous......................................  15
           9.1  Survival of Representations and Warranties.....  15
           9.2  Setoff.........................................  15
           9.3  Noncompetition.................................  15
           9.4  Press Releases and Public Announcements........  15
           9.5  Assignment.....................................  15
           9.6  Notices........................................  15
           9.7  Choice of Law..................................  16
           9.8  Entire Agreement; Amendments and Waivers.......  16
           9.9  Multiple Counterparts..........................  16
           9.10 Titles.........................................  16

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is made and entered into
                                          ---------
as of June 11, 1998 by and between Revolutionary Software, Inc., a California corporation ("Seller"), and XOOM, Inc., a Delaware corporation ("Buyer").
              ------                                              -----

                                    RECITALS
                                    --------

     1. A division of Seller's business relates to the development and licensing of a web-based e-mail software system known as "Sitemail" (together
                                                          --------
with related source code, documentation and related Intellectual Property (as defined in Section 1.1) relating to Sitemail (collectively, the "Software
                                                                 --------
Assets").

     2. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Software Assets, pursuant to the terms and subject to the conditions set forth herein.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, Seller and Buyer agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "Action" shall mean any action, claim, suit, arbitration, inquiry,
           ------
subpoena, discovery request, proceeding or investigation, or threat thereof, by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
directly or indirectly controlling, controlled by or under common control with such Person and any member, general partner, director, officer or employee of such Person. For purposes of this definition of Affiliate, "control" shall mean
                                                             -------
the power of one or more Persons to direct the affairs of the Person controlled by reason of ownership of voting stock, contract or otherwise.

          "Damages" shall mean any and all costs, losses, damages, liabilities,
           -------
demands, claims, suits, actions, judgments, causes of action, assessments or expenses, including interest, penalties, fines and attorneys' fees incident thereto, incurred in connection with any claim for indemnification arising out of this Agreement, and any and all amounts paid in settlement of any such claim.

          "Intellectual Property" shall mean all copyrights, copyright
           ---------------------
registrations, proprietary processes, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, designs, patents, patent applications, mask works, tradenames, trademarks, service marks, product information and data, know-how and development work-in-progress, customer lists, software, business correspondence and marketing plans and other intellectual or intangible property that comprise or are necessary to the use of the Software Assets, whether pending, applied for or issued, whether filed in the United States or in other countries, including, without limitation, all associated goodwill; all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are embodied in, derived from or relate to the Software Assets, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Software Assets.

          "Knowledge" shall mean an individual shall be deemed to have
           ---------
"Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or if a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter. Seller shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or other representative of Seller has Knowledge of such fact or other matter.

          "Person" shall mean any person or entity, whether an individual,
           ------
trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture, or governmental agency or authority.

          "Software Assets" shall have the meaning stated in the Recitals to
           ---------------
this Agreement.

          "Taxes" shall mean all taxes, however denominated, including any
           -----
interest, penalties or other additions to tax that may become payable in respect thereof, (i) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, for which Buyer could become liable as successor to or transferee of the Software Assets or which could become a charge against or lien on the Software Assets, which taxes shall include, without limiting the generality of the foregoing, all sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (ii) any liability for amounts referred to in (i) as a result of any obligations to indemnify another person.

                                  ARTICLE II.

                      PURCHASE AND SALE OF SOFTWARE ASSETS

     2.1 TRANSFER OF SOFTWARE ASSETS. Pursuant to the terms and subject to the conditions of this Agreement, in exchange for the consideration set forth in
Section 2.2 below, at the

Closing, Seller shall sell, assign and deliver to Buyer, and Buyer shall purchase from Seller, the Software Assets.

     2.2 PURCHASE PRICE/ PAYMENT PROCEDURE. As consideration for the Software Assets, Buyer shall tender Seller the consideration set forth below:

          (a) 192,077 shares of Buyer's common stock ("Shares"), evidenced by a duly executed stock certificate to be delivered to Seller at the Closing.

          (b) An amount equal to $275,000, payable as follows:

     (i)  $12,500 at the Closing; and

    (ii) the outstanding balance of $262,500 in twenty-five equal and consecutive monthly payments of $10,500 each, with simple interest at the annual rate of 5%, payable pursuant to a promissory note (the "Note") in substantially the form of Exhibit A hereto, and secured by
          -----
          a security interest in the Software Assets.

          (c) During the twenty-four months beginning with the first full month after the Closing, an amount equal to five percent (5%) of the gross revenues (less sales commissions, cost of goods, royalties paid to third parties, credits, returns and applicable taxes) (not including taxes based on XOOM's income)) from electronic commerce, banner advertising and bounty generated and actually received from web-based e-mail subscribers ordering services or merchandise through Best/Hway Earthlink and/or Netcom (the "GBT Sitemail
                                                            ------------
Revenues").
--------

          (d) Up to an additional 103,824 Shares ("Earnout Shares") in two
                                                   --------------
separate issuances of 51,912 Earnout Shares each, contingent upon Seller's timely achieving either or both of the targets set forth on Exhibit B hereto (the "Earnout Targets) in its capacity as a Consultant to Buyer, provided,
                                                                 --------
however, that regardless of whether Seller has met such Earnout Targets, Seller shall be entitled to issuance of all 103,824 Earnout Shares upon the closing of any Transaction (as defined in Section 2.3) (except for 2.3(i)), unless Seller and Buyer mutually agree that consummation of such Transaction will not cause it to be materially more difficult or impossible to meet the Earnout Targets in Exhibit B. Each 51,912 portion of the Earnout Shares may be independently earned and shall be severable from the other portion.

     2.3  PRICE PROTECTION.

     If, from the date of the Closing until the date on which Xoom has completed an initial public offering ("IPO") of its securities (i) XOOM obtains additional
                             ---
equity financing (ii) XOOM enters into an agreement for the sale of all or substantially all of the assets of XOOM, (iii) there is a sale by shareholders of XOOM of more than fifty percent (50%) of the outstanding voting stock of XOOM ("XOOM Stock"), or (iv) XOOM effects a merger with or into another entity where
  ----------
it is not the survivor (other than a merger solely for the purpose of changing the state of incorporation or effecting a recapitalization of XOOM) and shareholders of XOOM prior to such merger own less than 50% of the outstanding voting securities of the survivor, (any of subsections (i), (ii) (iii), (iv) or
(v), a "Transaction"), and the valuation of XOOM for purposes of any such
        -----------
Transaction is less than $25 million, the Seller shall be entitled to receive, rounded down to the nearest whole number of shares, an additional number of shares of XOOM Stock calculated as (A) (i) $426,411 divided by (ii) the per share valuation of XOOM's common shares in the Transaction or IPO, minus
                                                                           -----
(B) the aggregate number of shares of XOOM Stock issued or issuable to the Seller under this Agreement other than pursuant to this Section 2.3. For any Transaction, such additional Xoom Stock shall be deemed issued to the Seller immediately prior to the closing thereof. XOOM's obligations under this Section
2.3 shall terminate upon the completion of an IPO or a Transaction, other than a Transaction pursuant to subsection (i). The price protection formula in this
Section 2.3 shall also apply to the Earnout Shares issued pursuant to Section 2.2(d).

     2.4 TERMINATION OF PAYMENT OBLIGATIONS. The obligations of Buyer pursuant to Section 2.2(d) shall immediately terminate if the Consulting Agreement between Buyer and Seller is terminated (i) by Seller, at Seller's request, or
(ii) by Buyer for "cause," prior to the Term Date (as such terms are defined therein).

                                 ARTICLE III.

                                    CLOSING
     3.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall be held at 1:00 p.m. California time at the offices of
 -------
Morrison & Foerster LLP, 425 Market Street, San Francisco, CA, 94105, on June __, 1998, or at such other time and place as the parties may agree (the "Closing
                                                                         -------
Date") provided that all of the Closing conditions set forth in Section 3.3
----
hereof shall have occurred.

     3.2 DELIVERIES. Together with an executed counterpart of this Agreement, the following items shall be delivered by the parties at the Closing:

          (a)    BY BUYER.  Buyer shall deliver:
                 --------

     (iii)  a check payable to Seller in the amount of $12,500;

      (iv)  a certificate evidencing the Shares;

       (v)  the duly executed Note described in Section 2.2(b)(ii);

      (vi) an executed Security Agreement in substantially the form of Exhibit C hereto; and
            ---------

     (vii) the Consulting Agreement described in Section 6.1(a) executed by Buyer.

          (b) BY SELLER.  Seller shall deliver to Buyer:
              ---------

    (viii) one or more Bills of Sale, in form and substance satisfactory to Buyer and sufficient to convey the Software Assets to Buyer;

      (ix) such electronic and paper copies and representations of the Intellectual Property as may in Buyer's reasonable judgment be necessary to convey the Intellectual Property to Buyer;

       (x) the Consulting Agreement described in Section 6.1(a) executed by Seller;

      (xi) an Assignment of Seller's rights in the copyright registration application pending before the Patent and Trademark Office; and

     (xii) such other documents and instruments as are reasonably necessary to consummate the transactions contemplated hereby.

     3.3 CONDITIONS TO CLOSING. Buyer and Seller shall not be obligated to consummate the Closing and the transactions contemplated hereby and may terminate this Agreement without incurring any liability unless (i) Seller has delivered the items specified in Section 3.2(b), and (ii) a closing under that Agreement and Plan of Merger between Buyer, XOOM GBT Merger Corp. and Robert Kohler has occurred or will occur concurrently with the Closing hereunder.

                                  ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that:

     4.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, affect the Software Assets in a materially adverse manner.

     4.2 AUTHORIZATION. Seller has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against it in accordance with its respective terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought.

     4.3 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Seller in such a manner as to give rise to any valid claim against Buyer for any broker's or finder's commission, fee or similar compensation and Seller shall indemnify Buyer and hold it harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based on any agreement, arrangement or understanding made by or on behalf of Seller.

     4.4 LITIGATION, PROCEEDINGS AND APPLICABLE LAW. There are no Actions, suits, investigations or proceedings, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, pending or, to Seller's Knowledge, threatened (a) against Seller which, if determined adversely against Seller, would have a material adverse effect on Seller's or Buyer's ability to use the Intellectual Property in the manner in which it is now being used by Seller or (b) seeking to delay or enjoin the consummation of the transactions contemplated hereby. To the Knowledge of Seller, there are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign, judicial or administrative authority in any proceeding to which Seller is or was a party relating to the Software Assets.

     4.5 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will result in (i) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Seller, (ii) a material breach or termination of, or a material default under, any term or provision of any contract to which Seller is a party or an event which, with notice, lapse of time, or both, would result in any such material breach, such termination or such material default, or (iii) a material violation by Seller of any Legal Requirement or an event which, with notice, lapse of time or both, would result in such a material violation.

     4.6 INTELLECTUAL PROPERTY. Seller owns all rights to the Software Assets without any conflict or infringement of the intellectual property rights of others. All source code included within the Intellectual Property constitutes a trade secret of Seller and is not part of the public knowledge or literature, and Seller has taken reasonable action to protect such source code as a trade secret. In addition, Seller has taken reasonable steps (including, without limitation, entering into Confidentiality Agreements with all officers and employees of and consultants involved in Seller's business) to maintain the secrecy and confidentiality of and its proprietary rights in, all Intellectual Property.

          (b) Schedule 4.6(b) lists (i) all patents and patent applications and
              ---------------
all registered copyrights, trade names, trademarks, service marks and other company, product or service identifiers included in the Intellectual Property, and specifies the jurisdictions in which each of the foregoing has been registered, including the respective registration numbers, and/or any application for any such registration has been filed; (ii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller or any other Person is authorized to use any Intellectual Property; and (iii) all licenses under which Seller is or may be obligated to make royalty or other payments. Copies of all licenses, sublicenses and other agreements identified pursuant to clauses (ii) and (iii) above have been delivered by Seller to Buyer.

          (c) Seller is not in violation in any material respect of any license, sublicense or agreement described in Schedule 4.6(b). As a result of the
                                     ---------------
execution and delivery of this

Agreement or the performance of Seller's obligations hereunder, neither Seller nor Buyer shall be in violation in any material respect of any license, sublicense or agreement described in such schedule.

          (d) Seller is the sole owner of all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests) all non-public domain Intellectual Property necessary to fully exploit the Software Assets and has full rights to the use, sale, license or disposal thereof. Except as expressly set forth in Schedule 4.6(b), no other
                                                   ---------------
Person has any rights with respect to any of the Intellectual Property, nor is any consent or approval of any third party needed to fully utilize and exploit the Software Assets as presently configured.

          (e) No claims with respect to the Intellectual Property have been asserted to Seller, or, to Seller's Knowledge, are threatened by any person, and Seller knows of no claims (i) to the effect that Seller infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party, (ii) contesting the right of Seller to use, sell, license or dispose of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property.

          (f) To the Knowledge of Seller, all trademarks, service marks, and other company, product or service identifiers held by Seller are valid and subsisting worldwide.

          (g) To the Knowledge of Seller, and except as expressly set forth in
Schedule 4.6(b), there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party. Seller has not been sued or, to Seller's Knowledge, charged as a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights that comprise the Software Assets. Seller does not have any infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of any third party insofar as the Software Assets are concerned.

          (h) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by Seller. Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except in the ordinary course of business. Seller has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property developed or owned by Seller.

          (i) Except as set forth in Schedule 4.6(b), no person has a license to
                                     ---------------
use or the right to acquire a license to use any future version of any product based on the Intellectual Property or any product based on the Intellectual Property that is under development, and no agreement to which Seller is a party will restrict Buyer from charging customers for any such new version or product.

     4.7 ASSETS GENERALLY. Seller holds good and marketable title, license to or leasehold interest in all of the Software Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Software Assets to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title, license or leasehold interest to the Software Assets free and clear of any encumbrances and there exists no restriction on the use or transfer of the Software Assets. No Person other than Seller has any right or interest in the Software Assets, including the right to grant interests in the Software Assets to third parties.

     4.8 PRODUCTS. The Software Assets operate in compliance with Seller's specifications for such products.

     4.9 RECEIPT OF SHARES ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Seller in reliance upon Seller's representation, which by Seller's execution of this Agreement Seller hereby confirms, that the shares being issued to Seller hereunder are being acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     4.10 DISCLOSURE OF INFORMATION. Seller believes that it has received all the information necessary or appropriate for deciding whether to receive the Shares as part of the consideration for the Software Assets. Seller further represents that its officers and agents have had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions pertaining to the Shares and the business, properties, prospects and financial conditions of Buyer. Seller has arrived at an independent view concerning the value of Buyer, recognizes that the transactions in which Seller is acquiring the Shares is occurring in an arms' length transaction and is not relying upon any statements by Buyer as to the value of Buyer or the Shares.

                                  ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     5.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

     5.2 AUTHORIZATION. Buyer has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder. This Agreement and has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against it in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought.

     5.3 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Buyer in such a manner as to give rise to any valid claim against Seller for any broker's or finder's commission, fee or similar compensation.

     5.4 CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of or by, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                  ARTICLE VI.

                               CERTAIN COVENANTS

     6.1 COVENANTS OF BOTH PARTIES. Buyer, on the one hand, and Seller, on the other hand, each covenant to the other that:

          (a) CONSULTING AGREEMENT. Buyer and Seller shall enter into a
              --------------------
Consulting Agreement substantially in the form of Exhibit D hereto for services to be provided by Seller commencing immediately after the Closing.

          (b) FURTHER ASSURANCES.  Each party will cooperate in good faith with
              ------------------
the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. From and after the execution hereof, Seller will promptly refer all inquiries with respect to the ownership of the Software Assets to Buyer and execute such documents as Buyer may reasonably request from time to time to evidence transfer of the Software Assets to Buyer.

     6.2  SELLER'S COVENANTS. Seller covenants to Buyer that:

          (a) COOPERATION AND TRANSITION ASSISTANCE.  Seller shall use its best
              -------------------------------------
efforts to facilitate the transition of customers, customer support services, and development, marketing and sales functions related to the Software Assets to Buyer, and shall direct any new inquiries regarding the Software Assets to Buyer or its assignee.

          (b) DOCUMENTATION.  Seller shall provide Buyer with full and complete
              -------------
documentation, both written and computer generated, relating to the business that Seller has conducted using the Software Assets, including all correspondence and files relating to their development.

                                 ARTICLE VII.

                                INDEMNIFICATION

     7.1 INDEMNIFICATION BY THE SELLER. In the event Seller (i) breaches or is deemed to have breached any of the representations and warranties contained in
Article IV herein, or (ii) fails to perform or comply with any of the covenants and agreements set forth in this Agreement, Seller shall hold harmless, indemnify and defend Buyer, and each of its directors, officers, shareholders, attorneys, representatives and agents, from and against any Damages incurred or paid by Buyer to the extent such Damages arise or result from a breach by Seller of any such representations or warranties or a violation of any covenant in this Agreement.

     7.2 INDEMNIFICATION BY BUYER. In the event Buyer (i) breaches or is deemed to have breached any of the representations and warranties contained in Article V herein or (ii) fails to perform or comply with any of the covenants and agreements set forth in this Agreement, then Buyer shall hold harmless, indemnify and defend Seller from and against any Damages incurred or paid by the Seller to the extent such Damages arise or result from a breach by Buyer of any such representations and warranties or a violation of any covenant in this Agreement.

     7.3  NOTIFICATION OF CLAIMS. If any party or parties (the "Indemnified
                                                                -----------
Party") reasonably believes that it is entitled to indemnification hereunder,
------
or otherwise receives notice of the assertion or commencement of any third-party claim, action, or proceeding (a "Third-Party Claim"), with respect to which
                                 -----------------
such other party or parties (the "Indemnifying Party") is obligated to provide
                                  ------------------
indemnification pursuant to Section 7.1 or 7.2 above, the Indemnified Party shall promptly give the Indemnifying Party written notice of such claim for Indemnification (an "Indemnity Claim"). Any claim for indemnification under this
                    ----------------
Section 7 must be brought prior to the expiration of the survival period for the representation and warranty as set forth in Section 9.1. The delivery of such notice of Indemnity Claim ("Claim Notice") shall be a condition precedent to any
                            ------------
liability of the Indemnifying Party for indemnification hereunder. The Indemnifying Party shall have twenty (20) days from the receipt of a Claim Notice (the "Notice Period") to notify the Indemnified Party of whether or not
             ------ ------
the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Indemnity Claim.

     7.4 RESOLUTION OF CLAIMS. With respect to any Indemnity Claim involving a Third-Party Claim, following prompt notification of the Indemnifying Party, the Indemnified Party shall proceed with the defense of such Third-Party Claim. During such defense proceedings, the Indemnified Party shall keep the Indemnifying Party informed of all material developments and events relating to the proceedings. The Indemnifying Party shall have a right to be present at the negotiation, defense and settlement of such Third-Party Claim. The Indemnified Party shall not agree to any settlement of the Third-Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Following entry of judgment or settlement with respect to the Third-Party Claim, any dispute as to the liability of the Indemnifying Party with respect to the Indemnity Claim shall be resolved as provided in Section 7.5.

          (b) With respect to any Indemnity Claim not involving a Third-Party Claim, if the Indemnifying Party disputes its liability within the Notice Period, the liability of the Indemnifying Party shall be resolved in accordance with Section 7.5.

          (c) In the event that an Indemnified Party makes an Indemnity Claim in accordance with Section 7.3 and the Indemnifying Party does not dispute its liability within the Notice Period, the amount of such Indemnity Claim shall be conclusively deemed a liability of the Indemnifying Party.

     7.5 ARBITRATION. All disputes under this Agreement shall be settled by arbitration in Santa Cruz, California before a single arbitrator pursuant to the commercial law rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this
Section 7.5. The arbitrator shall be selected by the joint agreement of the Indemnifying Party and Indemnified Party, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be
                                 --------  -------
accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding without right of appeal. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for
--------  -------
indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection. To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Section 7.5 shall prevent the parties from settling any dispute by mutual agreement at any time.

     7.6 INDEMNIFICATION THRESHOLD. Notwithstanding anything to the contrary herein, in no event shall any party be liable to any other party under any warranty, representation, indemnity or covenant made by such party in this Agreement until the aggregate amount of Damages thereunder against such party exceeds ten thousand dollars ($10,000) (the "Threshold"), at which point such
                                             ---------
party shall be liable for the full amount of liability for such claims below and above the threshold.

                                 ARTICLE VIII.

                      RESTRICTIONS ON XOOM COMMON SHARES

     The Shares issued to Buyer pursuant to this Agreement shall be subject to the following restrictions:

     8.1  RIGHT OF FIRST REFUSAL/TRANSFER RESTRICTIONS.

          (a) Restrictions on Transfer.  Seller may not sell or engage in any
              ------------------------
transaction which will result in a change in the beneficial or record ownership of any Shares issued to or held by Seller, including without limitation a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (a "Transfer"), except as
                                                          --------
provided in this Article VIII, and any such Transfer of Shares or attempted Transfer of Shares in contravention of this Agreement shall be void and ineffective for any purpose and shall not confer on any transferee or purported transferee any rights whatsoever.

          (b) Right of First Refusal.
              ----------------------

              (i) If, prior to an initial public offering of Buyer's securities or a merger or sale of Buyer, Seller proposes to Transfer (or is required by operation of law or other involuntary transfer) any or all of the Shares standing in Seller's, Seller shall first offer such Shares to the Company in accordance with the following provisions:

                  (A) Seller shall deliver a written notice (a "Notice") to
                                                                ------
     Buyer stating (1) Seller's bona fide intention to Transfer such Shares, (2) the name and address of the proposed transferee, (3) the number of Shares to be transferred, and (4) the purchase price per Share and terms of payment for which Seller proposes to Transfer such Shares.

                  (B) Within 60 days after receipt of the Notice, Buyer or its designee shall have the first right to purchase or obtain such Shares, upon the price and terms of payment designated in the Notice. If the Notice provides for the payment of non-cash consideration, Buyer at its option may pay the consideration in cash equal to Buyer's good faith estimate of the present fair market value of the non-cash consideration offered.

                  (C) If Buyer or its designee elects not to purchase or obtain all of the Shares designated in the Notice, then Seller may Transfer the Shares referred to in the Notice to the proposed transferee, providing such Transfer (1) is completed within 30 days after the expiration of Buyer's right to purchase or obtain such Shares, (2) is made at the price and terms designated in the Notice, and (3) the proposed transferee agrees to be bound by the terms and provisions of this Article VIII and to become a party to an agreement containing such provisions immediately upon receipt of such Shares. If such Shares are not so transferred, Seller must give notice in accordance with this paragraph prior to any other or subsequent Transfer of such Shares.

              (ii) Notwithstanding Section 8.1(a), Seller may Transfer Shares:
(A) to either or both of Seller's shareholders as of the date hereof (a "Shareholder"), (B) to a Shareholder's spouse, child, grandchild,
-----------
parent, brother, or sister ("Immediate Family"), or to a trust established for
                            ------------------
the benefit of a member or members of a Shareholder's Immediate Family, (C) to an Affiliate or (D) to the estate of any of the foregoing by gift, will or intestate succession; provided that Seller notifies Buyer of such Transfer not less than 10 nor more than 90 days prior to the Transfer and that the proposed transferee agrees to be bound by the terms and provisions of this Agreement and to become a party to this Agreement immediately upon the receipt of such Shares.

              (c) No Transfer to Competitors. Seller may not Transfer any Shares to a competitor of Buyer, or to any stockholder, partner or other beneficial holder of an equity ownership interest in a competitor, other than pursuant to a merger, combination, or other transaction approved by the Board of Directors of Buyer.

              (d) Legends on Stock Certificates. Each certificate representing
                  -----------------------------
shares issued pursuant to this Agreement shall be endorsed with the following legends:


              THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN XOOM, INC. (THE "COMPANY"0 AND THE HOLDER, PROVIDING FOR, AMONG OTHER MATTERS, THE COMPANY'S RIGHT OF FIRST REFUSAL TO PURCHASE THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF USCH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE COMPANY.

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT EXEMPTIONS FROM SUCH REGISTRATION AND FROM THE PROVISIONS OF ANY APPLICABLE STATE "BLUE SKY" LAWS ARE AVAILABLE.

     Under no circumstances shall any Transfer of any Shares subject hereto be valid until the proposed transferee thereof shall have executed and become a party to the agreement described in Section 8.1(b)(i)(C) and thereby shall have become subject to all of the provisions of this Article VIII; and notwithstanding any other provisions of this Agreement, no such Transfer of any kind shall in any event result in the non-applicability of the provisions hereof at any time to any of the Shares subject hereto. Seller understands and acknowledges that Buyer need not register a transfer of Shares, and may instruct its transfer agent not to register a transfer of Shares, unless the conditions specified in the foregoing legend are satisfied.

              (e) Acknowledgments. Seller acknowledges that other stockholders
                  ---------------
of the Company may have restrictions on their stockholdings different than the terms contained herein.

     8.2 LOCK-UP AGREEMENT. Seller, if requested by an underwriter of Shares or other securities of Buyer, shall not sell or otherwise transfer or dispose of any Shares held by Seller during the 180-day period following the effective date of a registration statement of Buyer filed under the Act or such shorter period of time as the underwriter shall require, provided that all officers and directors of Buyer who hold common stock (or other securities) of Buyer enter into similar agreements. If requested by the underwriter, Seller will reaffirm the agreement set forth in this Section 8.2 in a separate writing in a form satisfactory to such underwriter. Buyer may impose stop-transfer instructions with respect to such Shares subject to the foregoing restriction until the end of said period.

                                  ARTICLE IX.

                                 MISCELLANEOUS

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and indemnities included or provided for in this Agreement or in any agreement, schedule or certificate or other document or instrument delivered pursuant to this Agreement will survive the Closing Date for a period of twenty-four months. No claim may be made by any party hereto unless written notice of the claim is given within that twenty-four month period; provided, however, that the foregoing limitation period will not apply to a breach of any representation, warranty or covenant known to any party before the Closing Date.

     9.2 SETOFF. Buyer may set off any amount that may be owed to it by Seller under this Agreement against any amount otherwise payable to Seller by Buyer, but any such setoff shall in no manner limit Seller's liability, if any, to Buyer.

     9.3 NONCOMPETITION. Seller shall not, at any time within the 3-year period immediately following the Closing Date, directly or indirectly engage in any activities involving the development, marketing or licensing of any web-based e-mail system similar to Sitemail that are the same as, similar to or competitive with the activities of Buyer. This provision shall be of no further effect in the event of a breach by Buyer of its obligations under Sections 2.2.(b) (ii), 2.2(c) and 2.2(d).

     9.4 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, neither Buyer nor Seller (nor their respective shareholders, officers and directors) shall issue any press release or make any public announcement concerning the matters set forth in this Agreement (other than as required by applicable disclosure rules or regulations) without the consent of the other party. Buyer and Seller will cooperate to jointly prepare and issue any press release which may be issued to announce the closing of the transactions contemplated by this Agreement.

     9.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Buyer may, without need for any consent or notice to Seller, assign all of its rights and obligations under this Agreement to any Affiliate of Buyer, and such assignment shall release Buyer of all of its liabilities and obligations to Seller, provided such liabilities and obligations are fully assumed by Buyer's assignee.

     9.6 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered by telecopy or other facsimile (with receipt acknowledged), delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused), to the addresses of the parties appearing on the signature page of this agreement or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

     9.7 CHOICE OF LAW. This Agreement shall be governed under and construed in accordance with the laws of the State of California without regard to its choice of law principles. For purposes of any dispute or controversy arising under this Agreement or the transactions contemplated hereby, the parties mutually consent to the exclusive jurisdiction of the courts of the State of California and the federal district court, Northern District of California.

     9.8 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signature pages shall be considered originals.

     9.10 TITLES. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, in multiple originals, all as of the day and year first above written.

     Address for Notice                              REVOLUTIONARY SOFTWARE, INC.
     ------------------                              a California corporation
     Revolutionary Software, Inc.
     131 Rathburn Way
     Santa Cruz, CA  95061
     ATTN: Evan Schaffer
     Fax:   408 427 0942
                                                     By: /s/ EVAN SCHAFFER
                                                         --------------------------
                                                     Name: Evan Schaffer, President




     Address for Notice                              XOOM, INC.
     ------------------                              a Delaware corporation
     433 California Street, Suite 910
     San Francisco, CA  94104
     Fax:  (415) 445-2526
                                                     By: /s/ LAURENT MASSA
                                                         --------------------------
     With a copy to:                                       Laurent Massa, President

     Morrison & Foerster
     425 Market Street
     San Francisco, CA 94105
     ATTN: Bruce A. Mann, Esq.

                                SCHEDULE 4.6(B)
                                ---------------

                             Intellectual Property
                             ---------------------

     Revolutionary Software, Inc. is the holder and exclusive owner of the copyright for the Sitemail Web-based e-mail product currently running at http://sitemail.com. Revolutionary Software, Inc. applied for a registered copyright on May 13, 1998.

     Besides Revolutionary Software, Inc., the Sitemail software is currently being used by Global Bridges/Robert Kohler. Global Bridges/Robert Kohler is the holder of a trademark for a Sitemail logo.

                                   EXHIBIT A
                                   ---------

                            SECURED PROMISSORY NOTE


$262,500
                                                                   June 11, 1998
                                                       San Francisco, California

     FOR VALUE RECEIVED, the undersigned XOOM, Inc. ("Debtor") promises to pay to the order of Revolutionary Software, Inc. ("RSI"), at 131 Rathburn Way, Santa Cruz, California ,or such other place as the holder hereof may designate in writing, the principal sum of Two Hundred Sixty-two Thousand Five Hundred Dollars, ($262,500), in twenty-five successive, monthly installments of Ten Thousand Five Hundred Dollars ($10,500) each, beginning on July 5, 1998 and continuing on the fifth day of each succeeding calendar month through and including July 5, 2000, at which time all amounts hereunder shall be due and payable.

     Amounts outstanding under this Note shall bear simple interest at the annual rate of five percent (5%). This Note is being delivered pursuant to an Asset Purchase Agreement between RSI and Debtor of even date herewith (the "Asset Purchase Agreement"), and is secured by certain Collateral pursuant to a Security Agreement (the "Security Agreement") executed by Debtor in favor of RSI of even date herewith (as defined in such Security Agreement).

     At the option of Debtor, all or any portion of any unpaid sum hereunder may be prepaid without premium or penalty at any time or from time to time after the date hereof.

     This Note is nonrecourse against Debtor, and the sole remedy of RSI holder shall be against the Collateral. If RSI shall at any time take action to enforce the collection of the indebtedness evidenced by this Note, RSI shall proceed to foreclose under or otherwise enforce the Security Agreement (and no deficiency judgment shall be sought in connection with any such foreclosure) instead of instituting suit upon this Note or a provision thereof. If as a result of such foreclosure and the sale of the Collateral under the Security Agreement, a lesser sum is realized therefrom than the amount then due and owing under this Note, Debtor shall have no liability therefor, and RSI shall never institute any action, suit, claim or demand at law or in equity against Debtor for or on account of such deficiency.

     This Note is subject to a right of offset in accordance with Section 9.2 of the Asset Purchase Agreement. Debtor shall have the right to offset against and deduct from all amounts otherwise payable to RSI under the terms of the this Note any sums owing by RSI to Debtor pursuant to the Asset Purchase Agreement.

     Upon a default by Debtor in making any payment of an installment when due hereunder, and the continuation thereof for (10) days after written notice by the holder hereof, all of the unpaid indebtedness evidenced by this Note shall become immediately due and payable at the option of the holder, and the holder may proceed to exercise any rights or remedies that it may have under the Security Agreement.

     Debtor agrees that if any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

     Debtor hereby waives demand, notice, and protest hereunder.

     This Note shall be interpreted and enforced in all respects in accordance with the internal laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers duly authorized to do so.


                                    DEBTOR:

                                    XOOM, INC.



                                    By:_______________________
                                       Laurent Massa, President

                                   EXHIBIT B

                                Earnout Targets
                                ---------------

1. Seller shall be entitled to 51,912 Shares if, at any time prior to May 31, 1999, Seller is able to scale Sitemail for use by five million (5,000,000) Xoom Members, or Seller is able, by May 31, 1999, to scale Sitemail to effectively handle the lesser of five million (5,000,000) Xoom Members or as many Xoom Members as then desire to subscribe to Sitemail, with minimal down time.

2. Seller shall be entitled to 51,912 Shares if, at any time prior to May 31, 1999, Seller is able to integrate into Sitemail features such as a personal organizer/calendar and other comparable features which enable Xoom to maintain its position relative to its competitors, i.e. HotMail, WhoWhere and iName, provided, however, that the additional features to be added will be acquired, licensed or otherwise sourced from third parties, and Consultant's responsibilities in this area shall be to integrate and cause such software applications to reasonably communicate and interact with Sitemail, and Consultant shall not be responsible for the development of such features and applications (i.e, calendar functions, messaging, fax, paging, etc.).

                                   EXHIBIT C

                              Security Agreement

                                                    EXHIBIT D TO EXHIBIT 10.12


                             SECURITY AGREEMENT
                             ------------------

     This Security Agreement ("Agreement") is made as of June 11, 1998, by XOOM, Inc. ("Debtor") in favor of Revolutionary Software, Inc., a California corporation ("Secured Party").

                                   RECITALS:
                                   --------

     (1) Secured Party and Debtor have entered into that certain Asset Purchase Agreement as of this date (the "Asset Purchase Agreement"), pursuant to which Secured Party transferred to Debtor Sitemail Application Software and all related intellectual property.

     (2) Debtor has executed that certain promissory note as of this date payable to Secured Party (the "Note"), which evidences Debtor's obligation to pay Secured Party the balance of the purchase price of the Collateral (as defined in Section 1) and interest thereon. To secure such payment, Secured Party has required Debtor to grant a security interest in the Collateral pursuant to the terms and conditions of this Security Agreement.

     NOW, THEREFORE, it is hereby agreed as follows:

     1.  Definitions.  As used in this Security Agreement:
         -----------

         1.1  "Agreements" means, collectively, this Agreement, the Note and
               ----------
the Asset Purchase Agreement.

         1.2  "Commercial Code" means the Commercial Code of the State of
               ---------------
California as the same may be in effect from time to time.

         1.3  "Collateral" means the web-based e-mail program known as
               ----------
"Sitemail" and all related intellectual property and licensee rights together with any related enhancements, developments and work-in-progress owned by Debtor.

         1.4  "Event of Default" means any event described in Section 7.
               ----------------

         1.5  "Lien" means any security interest, pledge, lien, claim, charge,
               ----
encumbrance, of or on any of the Collateral.

         1.6  "Obligations" means all principal and interest due under the
               -----------
Note and all attorneys' fees incurred by Secured Party in connection with the collection or enforcement thereof, or this Agreement, and any payment obligations of Debtor under that Consulting Agreement between Debtor and Secured Party of even date herewith.

     2.  Grant.  Debtor hereby grants to Secured Party a security interest in
         -----
the Collateral to secure the timely payment and performance of the Obligations.

     3.  Representations and Warranties of Debtor.  Debtor hereby represents and
         ----------------------------------------
warrants to Secured Party as follows:

         3.1 Debtor is the owner of the Collateral subject to no Liens except for the Lien created by this Security Agreement, and, upon execution of this Agreement evidencing the grant of the Collateral to Secured Party, Secured Party shall have a first priority security interest in the Collateral subject to no Liens other than the Lien created by this Agreement.

         3.2 There exists no condition or restriction relating to or affecting the transfer of the Collateral except as provided in the Asset Purchase Agreement, or under applicable federal and state commercial codes.

     4.  Covenant of Debtor.  Until termination of this Security Agreement,
         ------------------
Debtor further covenants that it will not create, incur or suffer to exist any Lien other than the Lien created by this Agreement without the prior written consent of Secured Party.

     5.  Reasonable Care.  Debtor shall be deemed to have exercised reasonable
         ---------------
care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Debtor accords its own intellectual property.

     6.  Further Assurances.  Each of the parties hereto agrees to execute and
         ------------------
deliver all such further instruments and documents, and take all such further action as may be necessary or desirable to carry out the intent of this Agreement. Debtor further agrees that at any time and from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all such further instruments and documents, and take all such further action, as may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce the rights and remedies hereunder with respect to any Collateral.

     7.  Events of Default.
         -----------------

         7.1 The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

              (a) Failure by Debtor to pay any amount owed under the Note when due or in the payment or performance of any of the other Obligations, if such failure continues for a period of ten (10) days after written notice of such failure is given to Debtor.

              (b) The insolvency of, the appointment of a receiver for or for any of the property of, any assignment for the benefit of creditors by or filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by or against Debtor.

         7.2 Upon the occurrence of an Event of Default, all Obligations shall, at the option of Secured Party, without demand or notice, become immediately due and payable. Secured Party shall have all of the rights and remedies available under contract or applicable law, which include those of a secured party under the Commercial Code, at law, or in equity, and the right to take possession of the Collateral (if not then in Secured Party's possession), and sell and dispose of the same, or any part thereof, at a public or private sale.

         7.3 It shall be deemed commercially reasonable to conduct a private sale or other disposition of the Collateral even though a higher price might have been obtained for the Collateral at a public sale under compliance with any applicable laws or regulations.

         7.4 The proceeds of any sale or disposition of the Collateral may be applied by Secured Party first to the payment of expenses of collection, including without limitation reasonable attorneys' fees, and then to the payment of the outstanding principal and accrued interest due under the Note in such order of application as provided by the Note, and any balance of such proceeds shall be returned to Debtor. In the event that the proceeds of any sale are insufficient to satisfy the Obligations, Debtor shall have no individual or personal liability for any deficiency.

     8.  Notices.  All notices required hereunder shall be in writing and
         -------
shall be delivered pursuant to the notice provisions in the Asset Purchase Agreement.

     9.  Amendment, Etc.  No amendment or waiver of any provision of this
         ---------------
Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10. Continuing Security Interest, Assignment.  This Agreement shall
         ----------------------------------------
create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment in full of the Obligations and (b) be binding upon Secured Party and Debtor, and their successors and permitted assigns. Secured Party may assign or otherwise transfer the Note to any other person or entity, and such other person or entity shall thereupon become vested with all the rights granted to Secured Party herein or otherwise. Debtor may not assign or transfer Debtor's obligations under this Agreement without Secured Party's prior consent.

     11. Expenses and Attorneys' Fees.  Debtor shall reimburse Secured Party
         ----------------------------
for any and all out-of-pocket expenses, including, without limitation, reasonable attorneys' fees, paid or otherwise incurred by Secured Party in connection with the collection and enforcement of this Security Agreement or the Note.

     12. Entire Agreement.  This Agreement, the Note and the Asset Purchase
         ----------------
Agreement embody the entire agreement and understanding between Debtor and Secured Party relating to the Collateral and supersede any prior agreements and understandings between Debtor and Secured Party relating to the Collateral.

     13.  No Waiver.  No waiver of any breach or default shall be deemed a
          ---------
waiver of any later breach or default of the same or any other provision of this Agreement. No failure or delay on the part of Secured Party in exercising any power, right or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof, or the exercise of any further power, right or privilege.

     14.  Rights Cumulative.  All rights and remedies existing under this
          -----------------
Agreement are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

     15.  Severability.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision.

     16.  Waiver of Notice.  To the fullest extent permitted by law, Debtor
          ----------------
hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, as well as any applicable statute of limitations.

     17.  Termination.  This Agreement shall continue in effect until no
          -----------
Obligations shall be outstanding.

     18.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of California.

     IN WITNESS WHEREOF, the Debtor has executed and delivered this Security Agreement as of the date written above.

                         DEBTOR:

                         XOOM, Inc.

                         By:________________________
                            Laurent Massa, President

                                  EXHIBIT D
                                  ---------

                            Consulting Agreement
                            --------------------

                                                      EXHIBIT D TO EXHIBIT 10.12

                             CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is entered into as of this 11th day of June, 1998, by and between XOOM, Inc., a Delaware corporation (the "Company"), and Revolutionary Software, Inc. ("Consultant").

                                    RECITALS
                                    --------

     A. The Company desires to obtain the services of Consultant, on its own behalf and on behalf of all existing and future Affiliated Companies (defined as any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company), upon the terms and conditions set forth below.

     B. The Company has spent significant time, effort and money to develop or otherwise acquire certain Proprietary Information (as defined below), which the Company considers vital to its business and goodwill.

     C. The Proprietary Information will necessarily be communicated to or acquired by Consultant in the course of providing consulting services to the Company, and the Company desires to obtain the services of Consultant, only if, in doing so, it can protect its Proprietary Information and goodwill.

     Accordingly, the parties agree as follows:

                                   AGREEMENT
                                   ---------

   1.  Consulting Period.
       -----------------

       The Company hereby retains the Consultant and Consultant agrees to render to the Company those services described in Section 2 of this Agreement for the period (the "Consulting Period") commencing on the date of this Agreement and ending upon the end of the twelfth full month after the date hereof (the "Term Date").

   2.  Duties; Responsibilities; Authority.
       -----------------------------------

       (a) The Consultant hereby accepts engagement with the Company to assist in the integration of Sitemail, a web-based e-mail program, into the Company's operations, as more fully described on Exhibit A attached hereto, or such other services as shall be agreed in good faith between Consultant and the President of the Company so as to utilize Consultant's capabilities.

       (b) The Consultant shall have no authority to enter into contracts which bind the Company or create obligations on the part of the Company without the express prior authorization of the Company. The Consultant shall have no authority to hire other persons, either as consultants, independent contractors or employees, in such a manner as would in any way cause XOOM to incur any liability to such persons without the express prior written authorization of the Company's President.

   3.  Compensation; Benefits; Expenses.
       --------------------------------

       (a) Compensation. In consideration of the services to be rendered
           ------------
hereunder, including, without limitation, services to any Affiliated Company, Consultant shall be entitled to a professional fee of $10,000 per month, payable on the __ day of each month, except as may be mutually agreed between Consultant and the Company, during the term of this Agreement. There shall be no withholdings from this payment, and Consultant shall be solely responsible for all social security, tax, disability, and other state and federal assessments.

       (b) Benefits. Other than the compensation specified in the above Section
           --------
3(a), Consultant and its employees shall not be entitled to any direct or indirect compensation or fringe benefits for services performed hereunder, nor shall any employee of Consultant be eligible to participate in any employee benefit plans provided by the Company or any Affiliated Company to its employees.

       (c) Expenses. The Company shall reimburse Consultant for reasonable
           --------
travel and other business expenses (i) incurred by Consultant in the performance of duties hereunder in accordance with the Company's general policies, as they may be amended from time to time during the course of this Agreement, and (ii) approved by the Company in writing in advance. The Consultant shall bill the Company for expenses as incurred incident to services performed, referencing all travel and expenses incurred with appropriate purchase orders and receipts.

   4.  Termination of Consulting Relationship.
       --------------------------------------

       (a) By Company For Cause. The Company may terminate, without liability,
           --------------------
the Consulting Period for Cause (as defined below) at any time and without notice and the Company shall have no further obligation to Consultant hereunder, provided the Company pays Consultant the compensation described in Section 3(a) for any periods prior to such termination. Compensation for any partial month in which Consultant provides services prior to such termination shall be calculated pro rata to the number of days in such month. Termination shall be for Cause if due to: (1) any act of fraud, dishonesty, or gross negligence (including any failure to act) made, engaged in, or conducted by Consultant in the course of providing the services contemplated under this Agreement; (2) willful and wanton misrepresentation to the Company which is materially injurious to the Company; or (3) willful failure without reasonable justification to comply with a material, reasonable and lawful instruction by the Company.

       (b) At Will. At any time, either the Company or Consultant may terminate,
           -------
without liability, the Consulting Period for any reason, with or without cause, by giving thirty (30) days' advance written notice to the other party. If Consultant terminates the consulting relationship with the Company pursuant to this Section 4(b), the Company shall have the option, in its complete discretion, to terminate Consultant immediately without the running of the notice period, and such termination shall be deemed termination for cause. The Company shall pay

Consultant the compensation to which it is entitled pursuant to Section 3(a) for services rendered through the date of termination, and thereafter all obligations of the Company hereunder shall terminate. Consultant hereby agrees that the Company may dismiss it under this Section 4(b) without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment, retention or termination of its employees or consultants, or (ii) to any statements made to Consultant, whether made orally or contained in any document, pertaining to Consultant's relationship with the Company; provided, however, that if the Company terminates Consultant without cause prior to the end of the Consulting Period, the Company shall continue paying Consultant its monthly compensation through the end of the Consulting Period.

   5.  Termination Obligations.
       -----------------------

       (a) Consultant hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Proprietary Information (as defined below), and equipment furnished to or prepared by Consultant in the course of or incident to rendering of services to the Company (but without affecting Consultant's rights as Secured Party under that Security Agreement between Consultant and the Company of even date herewith), including, without limitation, records and any other materials pertaining to Invention Ideas (as defined below), belong to the Company and shall be promptly returned to the Company upon termination of the Consulting Period. Following termination, the Consultant will not retain any written or other tangible material containing any Proprietary Information.

       (b) The representations and warranties contained herein and Consultant's obligations under Sections 4, 5, 6, and 7 shall survive termination of the Consulting Period and the expiration of this Agreement.

       (c) Consultant undertakes to ensure that its employees comply with all of the requirements and obligations described in Sections 5 through 9 hereof, inclusive, and shall be liable for any breach by any of its employees of such sections.

   6.  Proprietary Information.
       -----------------------

       (a) Defined. "Proprietary Information" is all information and any idea in
           -------
whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any Affiliated Company, or to its clients, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Consultant's possession or part of Consultant's general knowledge prior to the Consulting Period; or (iii) the information is disclosed to Consultant without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

       (b) General Restrictions on Use. Consultant agrees to hold all
           ---------------------------
Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from the Company's premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during the Consulting Period to the extent necessary to carry out Consultant's responsibilities under this Agreement, and (ii) after termination of the Consulting Period as specifically authorized in writing by the Company's Board of Directors.

       (c) Interference with Business; Competitive Activities.  Consultant
           --------------------------------------------------
acknowledges that the pursuit of the activities forbidden by this Section 6(c) would necessarily involve the use or disclosure of Proprietary Information in breach of Section 6(b), but that proof of such breach would be extremely difficult. To forestall such disclosure, use, and breach, and in consideration of retaining Consultant under this Agreement, Consultant agrees that during the Consulting Period and for a period of one (1) year after termination of the Consulting Period, Consultant shall not, for itself or any third party, directly or indirectly (i) divert or attempt to divert from the Company (or any Affiliated Company) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers; or (ii) employ, solicit for employment, or recommend for employment any person employed by the Company, or by any Affiliated Company.

       (d) Remedies. Nothing in this Section 6 is intended to limit any remedy
           --------
of the Company under the California Uniform Trade Secrets Act (California Civil Code Section 3426), or otherwise available under law.

   7.  Consultant's Inventions and Ideas.
       ---------------------------------

       (a) Defined. The term "Invention Ideas" means any and all ideas,
           -------
processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by the Consultant alone or with others in the course of providing consulting services to the Company.

       (b) Disclosure. Consultant agrees to maintain adequate and current
           ----------
written records on the development of all Invention Ideas and to disclose promptly to the Company all Invention Ideas and relevant records, which records will remain the sole property of the Company. Consultant further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work of authorship, design, formula, discovery, patent, or copyright that Consultant does not believe to be an Invention Idea, but is conceived, developed, or reduced to practice by Consultant (alone or with others) during his Consulting Period or during the one year period following termination of the Consulting Period, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the idea, process, or invention, etc., is an Invention Idea subject to this Agreement.

       (c) Assignment. Consultant agrees to assign to the Company, without
           ----------
further consideration, his entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, which shall be the sole property of the Company, whether or not patentable. In the event any Invention Idea shall be deemed by the Company to be patentable or otherwise registrable, Consultant shall assist the Company (at Company's expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain letters patent or other applicable registrations thereon and to vest the Company, or any Affiliated Company specified by the Company, with full title thereto. Should the Company be unable to secure Consultant's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, whether due to Consultant's mental or physical incapacity or any other cause, Consultant hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by Consultant.

       (d) Exclusions. Except for the relational database management system
           ----------
developed by Consultant known as rdb, Consultant acknowledges that there are no ideas, processes, trademarks, service marks, technology, computer programs, original works of authorship, designs, formulas, inventions, discoveries, patents, copyrights, or improvements to the foregoing that it desires to exclude from the operation of this Agreement. To the best of Consultant's knowledge, there is no existing contract in conflict with this Agreement or any other contract to assign ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, or copyrights that is now in existence between Consultant and any other person or entity.

       (e) Post-Termination Period. Because of the difficulty of establishing
           -----------------------
when any idea, process, invention, etc., is first conceived or developed by Consultant, or whether it results from access to Proprietary Information or the Company's equipment, facilities, and data, Consultant agrees that any idea, process, trademark, service mark, technology, computer program, original work of authorship, design, formula, invention, discovery, patent, copyright, or any improvement, rights, or claims having a direct bearing or relevance to the Company's assets or operations shall be presumed to be an Invention Idea if it is conceived, developed, used, sold, exploited, or reduced to practice by Consultant or with the aid of Consultant within six (6) months year after termination of the Consulting Period. Consultant can rebut the above presumption if it proves that the invention, idea, process, etc., (i) was first conceived or developed after termination of the Consulting Period, (ii) was conceived or developed entirely on Consultant's own time without using the Company's equipment, supplies, facilities, or Proprietary Information, and (iii) did not result from any work performed by Consultant for the Company.

   8.  Independent Contractor Relationship.
       -----------------------------------

       (a) Nature of Relationship. In performing services to the Company
           ----------------------
pursuant to this Agreement, Consultant's relationship with the Company will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Consultant acknowledges and agrees that neither Consultant nor any person associated with Consultant shall be entitled to receive or otherwise participate in any employee benefits of any nature which the Company provides or makes available to any of its employees.

       (b) Taxes and Records. Consultant agrees that it will be solely
           -----------------
responsible for, and will file and pay on a timely basis, all withholding required by federal, state or local law with respect to Consultant's performance of the services.

   9.  No Conflict of Interest.
       -----------------------

       Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Consultant's obligations under this Agreement or the scope of services rendered for Company. Consultant warrants that to the best of Consultant's knowledge, there is no other contract or duty now in existence inconsistent with this Agreement. Consultant further agrees not to disclose to the Company, or bring onto the Company's premises, or induce the Company to use any confidential information that belongs to anyone other than the Company or Consultant. Consultant agrees to indemnify the Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any confidentiality or services agreement with anyone other than the Company.

   10. Assignment; Successors and Assigns.
       ----------------------------------

       Consultant shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Consultant's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

   11. Notices.
       -------

       All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

          XOOM, INC.
          433 California Street
          San Francisco, CA  94104

          Attention:  Laurent Massa, President
          Fax (415) 445-2526

          and to the Consultant at:

          Revolutionary Software, Inc.
          131 Rathburn Way
          Santa Cruz, CA 95062-1035
          Attention: Evan Schaffer, President
          Fax (408) 427 0342

Notice of change of address shall be effective only when done in accordance with this section.

   12. Entire Agreement.
       ----------------

       The terms of this Agreement are intended by the parties to be the full and final expression of their agreement with respect to the retention of Consultant by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. This Agreement fully supersedes any prior oral or written consulting or other agreements between the Consultant and the Company.

   13. Amendments.
       ----------
       This Agreement may not be modified or amended, except by an instrument in writing, signed by the Consultant and by a duly authorized representative of the Company.

   14. Severability; Enforcement.
       -------------------------

       If any provision of this Agreement shall be held to be invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force and effect. It is the intention of the parties that the covenants contained in Section 6 and 7 shall be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts allegedly in breach of these covenants.

   15. Governing Law.
       -------------

       This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

   16. Consultant Acknowledgment.
       -------------------------

       Consultant acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that it has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment and not in reliance upon any representation or promises made by the Company other than those contained in writing herein.

   17. Remedies.
       --------

       (a) Injunctive Relief. The parties agree that in the event of any breach
           -----------------
or threatened breach of any of the covenants in Sections 6 or 7, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief without bond against Consultant in the event of any breach or threatened breach of any such provisions by Consultant, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

       (b) Enforcement. In the event of any legal action required to enforce or
           -----------
defend this Agreement, the prevailing party shall be entitled to an award of attorneys' fees and legal costs, in addition to other relief.

       The parties have duly executed this Agreement as of the date first written above.


COMPANY                             CONSULTANT

XOOM, Inc.                          Revolutionary Software, Inc.



By:____________________________      By:___________________________
   Laurent Massa, President             Evan Schaffer, President

                                   EXHIBIT A
                                   ---------

                             Description of Duties
                             ---------------------

Consultant shall assist the Company in the following areas:

1. Maintaining the service and transferring the maintenance knowledge relating to Sitemail to XOOM's engineering staff.

2. Assisting in the move of Sitemail technology and service to XOOM including DNS and other related technical transfers of the service.

3.  Transition of Sitemail customer service and membership to XOOM.

4. Continued development to scale the Sitemail software to handle five million XOOM members using XOOM's web-based e-mail program developed with Sitemail.